Exhibit 99a

AT&T INC.
CONSOLIDATED STATEMENTS OF INCOME FOR THE QUARTERS AND YEAR ENDED 2006 Dollars in millions
	For the Quarter Ended				For the Year Ended *
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Operating Revenues	$15,756	$15,770	$15,638	$15,891	$63,055
Total Operating Expenses	13,565	13,166	12,721	13,315	52,767
Total Operating Income	2,191	2,604	2,917	2,576	10,288
Interest expense	464	472	442	465	1,843
Other income (expense) – net	430	565	758	683	2,436
Income Before Income Taxes	2,157	2,697	3,233	2,794	10,881
Provision (benefit) for income taxes	712	889	1,068	856	3,525
Net Income	$1,445	$1,808	$2,165	$1,938	$7,356

Depreciation and amortization expense included in Total Operating Expenses	$2,492	$2,486	$2,437	$2,492	$9,907

*Audited

AT&T INC.
CONSOLIDATED STATEMENTS OF INCOME FOR THE QUARTERS AND YEAR ENDED 2005 Dollars in millions
	For the Quarter Ended				For the Year Ended *
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Operating Revenues	$10,234	$10,317	$10,304	$12,909	$43,764
Total Operating Expenses	8,678	8,799	8,342	11,777	37,596
Total Operating Income	1,556	1,518	1,962	1,132	6,168
Interest expense	353	349	349	405	1,456
Other income (expense) – net	98	315	231	362	1,006
Income Before Income Taxes	1,301	1,484	1,844	1,089	5,718
Provision (benefit) for income taxes	416	484	598	(566)	932
Net Income	$885	$1,000	$1,246	$1,655	$4,786

Depreciation and amortization expense included in Total Operating Expenses	$1,825	$1,809	$1,803	$2,206	$7,643

*Audited